        As filed with the Securities and Exchange Commission on February 2, 1995

                                                       Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ___________________________

                          EL PASO NATURAL GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                                                 74-0608280
(State or Other Jurisdiction of Incorporation or Organization)               (I.R.S. Employer Identification No.)

                             One Paul Kayser Center
                            100 North Stanton Street
                              El Paso, Texas 79901
          (Address of Principal Executive Offices, Including Zip Code)



                         1995 OMNIBUS COMPENSATION PLAN
                        1995 INCENTIVE COMPENSATION PLAN
               1995 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full Title of the Plans)

                               BRITTON WHITE, JR.
                   Senior Vice President and General Counsel
                          EL PASO NATURAL GAS COMPANY
                             One Paul Kayser Center
                            100 North Stanton Street
                              El Paso, Texas 79901
                                 (915) 541-2600
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                       __________________________________

                                    Copy to:

                             JAMES P. PRENETTA, JR.
                              KELLEY DRYE & WARREN
                               Two Stamford Plaza
                             281 Tresser Boulevard
                               Stamford, CT 06901

                      ___________________________________

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
   Title of Securities      Amount to be        Proposed Maximum     Proposed Maximum          Amount of
    to be Registered         Registered        Offering Price Per   Aggregate Offering     Registration Fee
                                                    Share(1)             Price(1)
- ------------------------------------------------------------------------------------------------------------------------------------
  Common Stock,
  par value $3 per       4.4 million shares          $30.00            $132,000,000           $45,517.56
  share
====================================================================================================================================


(1)      Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee.  The price per share is estimated based on the average of the high and low trading prices for El Paso Natural Gas Company's Common Stock on January 27, 1995 as reported by the New York Stock Exchange.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by El Paso Natural Gas Company (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, which contains audited financial statements for the most recent year for which such statements have been filed;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the Registrant's common stock, $3 par value (the "Common Stock"), contained in the Registration Statement on Form 8-A (Registration No. 1-2700) filed with the Commission on February 13, 1992 under
Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article X of the Registrant's By-laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or that, being or having been such a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

         Article 10 of the Registrant's Restated Certificate of Incorporation, as amended, provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Registrant maintains Directors' and Officers' liability insurance which provides for payment on behalf of the directors and officers of the Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act of 1933, as amended (the "Securities Act"), for acts or omissions by such persons while acting as directors or officers of the Registrant and/or its subsidiaries, as the case may be.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                            Description
- ------   -----------------------------------------------------------------------------------------------
4.1              Restated Certificate of Incorporation of the Registrant dated January 22, 1992 (incorporated by reference to Exhibit 3.A to the Registrant's Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1991, file no. 1-2700, filed January 29, 1992); Certificate of Designation, Preferences
                 and Rights of Series A Junior Participating Preferred Stock of the Registrant dated July 7, 1992
                 (incorporated by reference to Exhibit 3.A.1 of the Registrant's Annual Report on Form 10-K for the
                 fiscal year ended December 31, 1992, file no. 1-2700, filed February 3, 1993).

4.2              El Paso Natural Gas Company 1995 Omnibus Compensation Plan

4.3              El Paso Natural Gas Company 1995 Incentive Compensation Plan

4.4              El Paso Natural Gas Company 1995 Compensation Plan for Non-Employee Directors

5.1              Opinion of Kelley Drye & Warren regarding legality of the Common Stock being registered

5.2              Opinion of Kelley Drye & Warren regarding ERISA compliance.

23.1             Consent of Kelley Drye & Warren (included in their opinions filed as Exhibits 5.1 and 5.2)

23.2             Consent of Coopers & Lybrand L.L.P.

24               Powers of Attorney (appears on page 5)


ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on February 2, 1995.

                                        EL PASO NATURAL GAS COMPANY

                                        By:  /S/     WILLIAM A. WISE
                                                     William A. Wise
                                                 Chairman of the Board,
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes
H. Brent Austin and Britton White, Jr. and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 2, 1995.

 Signature                                           Title
 ---------                                           -----
 /S/              WILLIAM A. WISE                    Chairman of the Board, President, Chief Executive
 -------------------------------------------------
                  William A. Wise                    Officer and Director



 /S/            LUINO DELL'OSSO, JR.                 Vice Chairman of the Board, Chief Operating Officer and
 -------------------------------------------------
                Luino Dell'Osso, Jr.                 Director


 /S/              H. BRENT AUSTIN                    Senior Vice President and Chief Financial Officer
 -------------------------------------------------
                  H. Brent Austin                    (Principal Financial Officer)


 /S/              THOMAS E. RICKS                    Vice President, Chief Accounting Officer and Controller
 -------------------------------------------------
                  Thomas E. Ricks                    (Principal Accounting Officer)


 /S/              BYRON ALLUMBAUGH                   Director
 -------------------------------------------------
                  Byron Allumbaugh


                                                     Director
 -------------------------------------------------
               Eugenio Garza Laguera



 /S/              JAMES F. GIBBONS                   Director
 -------------------------------------------------
                  James F. Gibbons


 /S/                BEN F. LOVE                      Director
 -------------------------------------------------
                    Ben F. Love

 /S/            KENNETH L. SMALLEY                   Director
 -------------------------------------------------
                 Kenneth L. Smalley

                                                              INDEX TO EXHIBITS

                                                                                                                        Sequentially
Exhibit                                                                                                                   Numbered
Number                                    Description                                                                       Page
- ------   ---------------------------------------------------------------------------------------------------------------------------
4.1              Restated Certificate of Incorporation of the Registrant dated January 22, 1992 (incorporated by reference to Exhibit 3.A to the Registrant's Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1991, file no. 1-2700, filed January 29, 1992); Certificate of Designation, Preferences
                 and Rights of Series A Junior Participating Preferred Stock of the Registrant dated July 7, 1992
                 (incorporated by reference to Exhibit 3.A.1 of the Registrant's Annual Report on Form 10-K for the
                 fiscal year ended December 31, 1992, file no. 1-2700, filed February 3, 1993).

4.2              El Paso Natural Gas Company 1995 Omnibus Compensation Plan

4.3              El Paso Natural Gas Company 1995 Incentive Compensation Plan

4.4              El Paso Natural Gas Company 1995 Compensation Plan for Non-Employee Directors

5.1              Opinion of Kelley Drye & Warren regarding legality of the Common Stock being registered

5.2              Opinion of Kelley Drye & Warren regarding ERISA compliance.

23.1             Consent of Kelley Drye & Warren (included in their opinions filed as Exhibits 5.1 and 5.2)

23.2             Consent of Coopers & Lybrand L.L.P.

24               Powers of Attorney (appears on page 5)